EXHIBIT 1 TO FORM 8K/A

DATAMEG CORPORATION

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

EXCERPT FROM DATAMEG 10QSB/A for the period ended June 30, 2006, to be filed.

Note O. SUBSEQUENT EVENTS / RESTATEMENT OF June 30, 2006 FINANCIALS

On April 12, 2007, the Company advised its new independent accountant that certain matters in its audited consolidated financials contained in the Company’s Form 10KSB for 2005 need to be restated. As a result, the Company advised that its Form 10KSB for 2005 and subsequent interim reports in 2006 may not be relied upon. With the filing of the Company’s Form 10KSB for 2006 and subsequent quarterly filings containing comparative interim financials from the preceding year, its reports may be relied upon.

The restated financials for the quarter ended June 30, 2006 will be included in a Form 10-QSB/A to be filed. Details of the adjustments made to the Company’s December 31, 2005 financials are described in Note T of the 2006 Form 10-KSB. The effects of the restatement on the quarter ended June 30, 2006 are as follows:

		Unaudited	Roll Forward	6/30/2006	Additional	Additional	Uaudited
		Balance	of 12/31/05	Balances	3/31/2006	6/30/2006	Balance
	12/31/2005	6/30/2006	Restatement	Rolled	Restatement	Restatement	6/30/2006	Reference
Consolidated Balances	(Restated)	(Original)	Adjusments	Forward	Adjustments	Adjustments	(Restated)	#

Cash and cash equivalents	11,936	2,182		2,182			2,182
Accounts receivable	7,100			-			-
Inventory	159,788	152,478		152,478			152,478
Property, plant and equipment (net)	367	102,884	(91,351)	11,533	11,468	(23,001)	-	(1)
Goodwill	206,746	206,746		206,746			206,746
Prepaid and deferred expenses	27,187	392	26,000	26,392	(13,000)	(13,000)	392	(1)
Deposits	7,218	7,218		7,218			7,218
Accounts payable & accrued expenses	(2,689,909)	(2,570,029)	14,581	(2,555,448)	4,000	4,000	(2,636,518)	(2)
				-	(41,137)	(41,139)		(3)
					(6,794)			(3)
Deferred revenue	(7,344)	(9,705)		(9,705)			(9,705)
Due to related parties	(56,760)	(56,760)		(56,760)			(56,760)
Capital lease obligation		(8,302)	8,302	-			-
Convertible subordinated debentures		(20,000)	20,000	-			-
Convertible promissory notes	(267,949)	(51,138)	16,561	(34,577)	6,794		(27,783)	(3)
Notes payable - current	(843,809)	(1,664,006)	521,064	(1,142,942)	41,137	41,139	(1,060,666)	(3)
Minority interest	67,939	67,939		67,939			67,939
Common stock	(32,046)	(34,081)	1,000	(33,081)			(33,081)
APIC	(30,211,296)	(30,676,874)	63,367	(30,613,507)	(682,663)	(23)	(31,296,193)	(4)
Stock subscriptions receivable	420,056	469,556	(49,500)	420,056			420,056
Stock to be issued	(375,763)	(756,436)	(96,500)	(852,936)	682,663	23	(170,250)	(4)
Accumulated deficit	27,470,035	34,569,981	(433,524)	34,136,457			34,136,457
Net loss	6,106,504	267,955		267,955	13,000	13,000	297,488	(1)
					(11,468)	23,001		(1)
					(4,000)	(4,000)		(2)
Total	-	-	-	-	-	-	-

1)During 2005, the Company capitalized certain software licensed as intangible assets (reported with net property, plant and equipment) it had planned to amortize over three years. Upon further review of the license agreement, management determined that the proper accounting treatment was to expense these costs. Accordingly, the intangible asset was reclassified to expense or deferred expenses during 2005. The deferred expense represents invoices received for use of the software over the subsequent year. The Company ratably amortizes the deferred expense to license expense, resulting in amortization of $13,000 for each of the quarters ended March 31 and June 30, 2006. To correct the timing effects of the December 31, 2005 and March 31, 2006 adjustments made to remove the capitalized software and its related accumulated amortization, and zero out property and equipment (remaining property and equipment were fully depreciated), amortization of $11,468 was reversed during the quarter ended March 31, 2006, and amortization of $23,001 was recorded during the quarter ended June 30, 2006.

(2)As disclosed in Note M to the financials included in the March 2007 Form 10-QSB filed with the SEC on May 21, 2007, the Company wrote off a significant amount of debt during the fourth quarters of 2006 and 2005. To allow for possible collections by creditors in the future, the Company set up a reserve it plans to amortize over three years to other income. Amortization to other income totaled $4,000 for each of the quarters ended March 31 and June 30, 2006.

(3)These items are not restatements, rather the reclassification of accrued interest from the notes payable accounts to accrued expenses to conform to current period presentation.

(4)As part of the December 31, 2005 restatement, the Company adjusted for deposits received for stock subsequently issued during the first and second quarters of 2006. It was necessary to reverse these items upon the issuance of the stock by reclassifying them from the Stock to be Issued account to Additional Paid-In Capital.

EXCERPT FROM DATAMEG 10QSB/A for the period ended September 30, 2006, to be filed.

Note O. SUBSEQUENT EVENTS / RESTATEMENT OF September 30, 2006 FINANCIALS

On April 12, 2007, the Company advised its new independent accountant that certain matters in its audited consolidated financials contained in the Company’s Form 10KSB for 2005 need to be restated. As a result, the Company advised that its Form 10KSB for 2005 and subsequent interim reports in 2006 may not be relied upon. With the filing of the Company’s Form 10KSB for 2006 and subsequent quarterly filings containing comparative interim financials from the preceding year, its reports may be relied upon.

The restated financials for the quarter ended September 30, 2006 will be included in a Form 10-QSB/A to be filed. Details of the adjustments made to the Company’s December 31, 2005 financials are described in Note T of the 2006 Form 10-KSB. The effects of the restatement on the quarter ended September 30, 2006 are as follows:
		Unaudited	Roll Forward	9/30/2006	Additional	Additional	Additional	Uaudited
		Balance	of 12/31/05	Balances	3/31/2006	6/30/2006	9/30/2006	Balance
	12/31/2005	9/30/2006	Restatement	Rolled	Restatement	Restatement	Restatement	9/30/2006	Reference
Consolidated Balances	(Restated)	(Original)	Adjusments	Forward	Adjustments	Adjustments	Adjustments	(Restated)	#

Cash and cash equivalents	11,936	11,190		11,190				11,190
Accounts receivable	7,100			-				-
Inventory	159,788	152,478		152,478				152,478
Property, plant and equipment (net)	367	11,532	(91,351)	(79,819)	11,468	(23,001)	91,352	-	(1)
Goodwill	206,746	206,746		206,746				206,746
Prepaid and deferred expenses	27,187	392	26,000	26,392	(13,000)	(13,000)	17,500	13,517	(1)
							(4,375)		(1)
Deposits	7,218	7,218		7,218				7,218
Accounts payable & accrued expenses	(2,689,909)	(3,215,267)	14,581	(3,200,686)	4,000	4,000	4,000	(3,341,356)	(2)
				-	(41,137)	(41,139)	(41,139)		(3)
					(6,794)		(4,960)		(3)
							(17,500)		(1)
Deferred revenue	(7,344)	(9,704)		(9,704)				(9,704)
Due to related parties	(56,760)	(75,710)		(75,710)				(75,710)
Capital lease obligation		(8,302)	8,302	-				-
Convertible subordinated debentures		(20,000)	20,000	-				-
Convertible promissory notes	(267,949)	(252,378)	16,561	(235,817)	6,794		4,960	(224,063)	(3)
Notes payable - current	(843,809)	(1,087,689)	521,064	(566,625)	41,137	41,139	41,139	(443,209)	(3)
Notes payable - long term		(155,000)	-	(155,000)				(155,000)
Minority interest	67,939	67,939		67,939				67,939
Common stock	(32,046)	(34,539)	1,000	(33,539)				(33,539)
Additional paid-in capital	(30,211,296)	(30,993,933)	63,367	(30,930,566)	(682,663)	(23)	295,623	(31,317,629)	(4)
Stock subscriptions receivable	420,056	469,556	(49,500)	420,056				420,056
Stock to be issued	(375,763)	(280,813)	(96,500)	(377,313)	682,663	23	(295,623)	9,750	(4)
Accumulated deficit	27,470,035	34,010,063	(433,524)	33,576,539				33,576,539
Net loss	6,106,504	1,196,221		1,196,221	13,000	13,000	4,375	1,134,777	(1)
					(11,468)	23,001	(91,352)		(1)
					(4,000)	(4,000)	(4,000)		(2)
Total	-	-	-	-	-	-	-	-

1)During 2005, the Company capitalized certain software licensed as intangible assets (reported with net property, plant and equipment) it had planned to amortize over three years. Upon further review of the license agreement, management determined that the proper accounting treatment was to expense these costs. Accordingly, the intangible asset was reclassified to expense or deferred expenses during 2005. The deferred expense represents invoices received for use of the software over the subsequent year. The Company ratably amortizes the deferred expense to license expense, resulting in amortization of $13,000 for each of the quarters ended March 31, June 30, and September 30, 2006. To correct the timing effects of the December 31, 2005, and March 31 and June 30, 2006 adjustments made to remove the capitalized software and its related accumulated amortization, and zero out property and equipment (remaining property and equipment were fully depreciated), amortization of $11,468 was reversed during the quarter ended March 31, 2006, amortization of $23,001 was recorded during the quarter ended June 30, 2006, and software license expense of $102,885 netted with amortization of $11,533 was reversed (net of $91,352) during the quarter ended September 30, 2006.

(2)As disclosed in Note M to the financials included in the March 2007 Form 10-QSB filed with the SEC on May 21, 2007, the Company wrote off a significant amount of debt during the fourth quarters of 2006 and 2005. To allow for possible collections by creditors in the future, the Company set up a reserve it plans to amortize over three years to other income. Amortization to other income totaled $4,000 for each of the quarters ended March 31, June 30, and September 30, 2006.

(3)These items are not restatements, rather the reclassification of accrued interest from the notes payable accounts to accrued expenses to conform to current period presentation.

(4)As part of the December 31, 2005 restatement, the Company adjusted for deposits received for stock subsequently issued during the first and second quarters of 2006. It was necessary to reverse these items upon the issuance of the stock by reclassifying them from the Stock to be Issued account to Additional Paid-In Capital.